FOR IMMEDIATE RELEASE

OPAL Fuels Reports Third Quarter 2025 Results

WHITE PLAINS, N.Y. – (November 6, 2025) – OPAL Fuels (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL) today announced financial and operating results for the three and nine months ended September 30, 2025.
"Third quarter results were in line with our expectations," said Adam Comora, Co-Chief Executive Officer of OPAL Fuels. "RNG production continues to increase, up 8% sequentially and 30% when compared to the third quarter of 2024. We are pleased operationally with the progress made in the third quarter and we expect full year results to be within our 2025 guidance range, despite a lower D3 RIN price environment. We continue to execute on our strategic growth objectives having placed our Atlantic RNG Project online last month and today announce our CMS RNG Project in North Carolina has entered construction representing 1.0 million MMBtu of annual design capacity net to OPAL Fuels. We continue to see a positive policy environment where RNG receives bipartisan support. In the quarter, we completed our fourth sale of IRA Investment Tax Credits with aggregate total gross sale proceeds greater than $40 million this year and expect to begin recognizing 45Z production tax credits in the fourth quarter."

"Our annual design capacity is now at 9.1 million MMBtu across twelve operating projects, our vertical integration with the marketing and distribution of RNG and CNG as a transportation fuel continues to contribute to our growth," said Co-Chief Executive Officer Jonathan Maurer. "We are building an energy infrastructure platform to address heavy-duty transportation, historically a hard to de-carbonize sector. At present, RNG and CNG are the most attractive alternatives to replace diesel for the Class 8 trucking market. We are positioned to lead faster adoption in this market which is building long-term and sustainable intrinsic value for OPAL shareholders.”

Financial Highlights

•Revenue for the three and nine months ended September 30, 2025, was $83.4 million and $249.2 million respectively, a decrease of (1)% and an increase 13% respectively, compared to the prior-year period.
•Net income for the three and nine months ended September 30, 2025, was $11.4 million and $20.2 million respectively, compared to $17.1 million and $19.7 million in the same periods last year.

•Basic and diluted net income per share attributable to Class A common shareholders for the three and nine months ended September 30, 2025 were $0.05 and $0.07 compared to $0.09 and $0.07 in the comparable periods last year.
•Adjusted EBITDA1 for the three and nine months ended September 30, 2025, was $19.5 million and $56.0 million respectively, compared to $31.1 million2 and $67.4 million2 respectively, in the comparable periods last year.
•At September 30, 2025, RNG Pending Monetization totaled $14.7 million.
•Completed sale of $17.3 million of IRA Investment Tax Credits.

Operational Highlights

•RNG produced was 1.3 million and 3.5 million MMBtu for the three and nine months ended September 30, 2025, an increase of 30% and 25% respectively, compared to the prior-year periods.3
•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 38.9 million and 120.4 million GGEs of transportation fuel for the three and nine months ended September 30, 2025, an increase of 1% and 10% respectively, compared to the prior-year periods. Of this amount, RNG dispensed as a transportation fuel was 20.4 and 60.5 million GGEs, an increase of 4% and 11% respectively, compared to the prior-year periods.
Construction Update
•The Atlantic RNG Project commenced commercial operations last month. This project represents approximately 0.3 million MMBtu for OPAL Fuels’ 50% ownership share of annual design capacity.4,5
•The Burlington and Cottonwood RNG projects, representing an aggregate annual design capacity of 1.1 million MMBtu for OPAL's share, are expected to commence commercial operations in 2026.
1 This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures."

2 The Company updated its policy in Q3’24 to include virtual pipeline costs as an add-back to Adjusted EBITDA.

3 Represents OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners. Includes Sunoma and Biotown.

4 Design capacity is the annual design output for each facility and may not reflect actual production from the projects, which depends on many variables including, but not limited to, quantity and quality of the biogas, operational up-time of the facility, and actual productivity of the facility.

5 Represents OPAL Fuels' proportional share with respect to RNG projects owned with joint venture partners.

•The Kirby RNG Project located in California, representing an aggregate annual design capacity of 0.7 million MMBtu for OPAL's 100% ownership, is expected to commence commercial operations in 2027.
•In October 2025, the Company began construction of the CMS Concord RNG facility in North Carolina. This project represents approximately 0.7 million MMBtu for OPAL's 70% ownership share of annual design capacity.

•Completion of construction at two dairy projects in California (Hilltop and Vander Schaaf) continues to be delayed due to a dispute with the prior Engineering, Procurement and Construction contractor over a series of change order requests.6
•At September 30, 2025, we had 47 operating fueling stations owned by OPAL and an additional 16 under construction. There are also 25 fueling stations under construction owned by third parties.
Guidance
•We maintain full year 2025 guidance. .
6 For more information, please see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Results of Operations

(in thousands of dollars, except RNG Fuel data)	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue
RNG Fuel	$22,921	$25,864	$75,650	$63,036
Fuel Station Services	51,722	45,395	149,426	121,794
Renewable Power	8,714	12,788	24,144	35,119
Total Revenue (1)	$83,357	$84,047	$249,220	$219,949

Cost of sales	$57,921	$51,368	$173,602	$147,457
Project development and startup costs	2,543	6,803	12,101	10,523
Other operating expenses (2)	19,305	13,567	62,698	40,401

Net income	11,386	17,107	20,229	19,692
Adjusted EBITDA (3)
RNG Fuel (4)	16,956	22,657	53,537	56,444
Fuel Station Services	11,403	11,966	33,825	27,610
Renewable Power	4,026	6,974	9,957	17,214
Corporate	(12,929)	(10,494)	(41,291)	(33,861)
Consolidated Adjusted EBITDA	$19,456	$31,103	$56,028	$67,407

RNG Fuel volume produced (Million MMBtus)	1.3	1.0	3.5	2.8
RNG Fuel volume dispensed (Million GGEs)	20.4	19.6	60.5	54.7
Total volumes sold, dispensed, and serviced (Million GGEs)	38.9	38.6	120.4	109.2
(1) Excludes revenues from equity method investments.
(2) Includes selling, general and administrative expenses, depreciation and amortization expenses, impairment and income from equity method investments. Please refer to the Statement of Operations at the end of the press release for additional information.
(3) This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to a comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures.”
(4) Includes incremental virtual pipeline costs (i.e., actual costs less anticipated operating costs of a permanent interconnection) on our Prince William RNG project which are temporary in nature and expected to be incurred in 2025 until the permanent interconnection is expected to be operational.

Results of Operations from equity method investments

	Three months ended September 30,		Nine months ended September 30,
(in thousands of dollars)	2025	2024	2025	2024
Revenue	$26,570	$26,123	$80,844	$77,097
Gross profit	6,785	10,799	21,167	31,812
Net income	2,508	7,182	8,791	26,579

OPAL’s share of revenues from equity method investments	11,385	11,735	34,851	33,724
OPAL’s share of gross profit from equity method investments	3,379	5,719	10,144	15,994
OPAL’s share of net income from equity method investments (1)	637	3,822	1,877	11,828

OPAL’s share of Adjusted EBITDA from equity method investments	$5,536	$7,543	$15,033	$20,711
(1) Net income from equity method investments represents our portion of the net income from equity method investments including $1.7 million and $5.2 million of amortization expense related to basis differences for the three and nine months ended September 30, 2025, and $1.4 million and $4.3 million for the three and nine months ended September 30, 2024.
Landfill RNG Facility Capacity and Utilization Summary

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Landfill RNG Facility Capacity and Utilization
Design Capacity (Million MMBtus) (1)	2.2	1.7	6.4	4.5
Volume of Inlet Gas (Million MMBtus) (2)	1.6	1.2	4.6	3.3
Inlet Design Capacity Utilization (%) (2)	80%	72%	73%	75%
RNG Fuel volume produced (Million MMBtus)(3)	1.2	1.0	3.4	2.6
Utilization of Inlet Gas (%) (4)	77%	84%	76%	82%
(1) Design Capacity for RNG facilities is measured as the volume of feedstock biogas that the facility is capable of accepting at the inlet and processing during the associated period. Design Capacity is presented as OPAL’s ownership share (i.e., net of joint venture partners’ ownership) of the facility and is calculated based on the number of days in the period. New facilities that come online during a quarter are pro-rated for the number of days in commercial operation.
(2) Inlet Design Capacity Utilization is measured as the Volume of Inlet Gas for a period, divided by the total Design Capacity for such period. The Volume of Inlet Gas varies over time depending on, among other factors, (i) the quantity and quality of waste deposited at the landfill, (ii) waste management practices by the landfill, and (iii) the construction, operations and maintenance of the landfill gas collection system used to recover the landfill gas. The Design Capacity for each facility will typically be correlated to the amount of landfill gas expected to be generated by the landfill during the term of the related gas rights agreement. The Company expects Inlet Design Capacity Utilization to be in the range of 75-85% on an aggregate basis over the next several years. Typically, newer facilities perform at the lower end of this range and demonstrate increasing utilization as they mature and the biogas resource increases at open landfills. Excludes Sunoma and Biotown.
(3) Excludes Sunoma and Biotown
(4) Utilization of Inlet Gas is measured as RNG Fuel Volume Produced divided by the Volume of Inlet Gas. Utilization of Inlet Gas varies over time depending on availability and efficiency of the facility and the quality of landfill gas (i.e., concentrations of methane, oxygen, nitrogen, and other gases). The Company generally expects Utilization of Inlet Gas to be in the range of 80% to 90%. Excludes Sunoma and Biotown.

RNG Pending Monetization Summary

	Three Months Ended
(In thousands, except average realized sales prices)
	September 30, 2025
	RNG Fuel	Fuel Station Services	Total
Value of RNG awaiting credit generation using quarter end price (1)	$8,387	$1,649	$10,036

RIN Metrics
Beginning balance as of July 1, 2025	—	396	396
Add: Generated in current period	17,637	4,412	22,049
Less: Sales	(17,495)	(4,646)	(22,141)
Ending RIN credit balance (Available for sale) as of September 30, 2025	142	162	304
D3 price per RIN at quarter end	$2.23	$2.23
Value of RINs using quarter end price (1)	$317	$361	$678

LCFS Metrics
Beginning balance (net share) as of July 1, 2025	5	42	47
Add: Generated in current period	1	25	26
Less: Sales	—	(3)	(3)
Ending LCFS credit balance (Available for sale) as of September 30, 2025	6	64	70
LCFS credit price at quarter end	$100.00	$52.75
Value of LCFSs using quarter end price (1)	$600	$3,376	$3,976

Value of RECs using quarter end price			$17

Other Metrics

Average realized sales price during quarter - RIN			$2.21
Average realized sales price during quarter - LCFS			$100.00

Total Value of RNG Pending Monetization and Credits at quarter end	$9,304	$5,386	$14,707
(1) Reflects OPAL’s ownership share of RIN and LCFS credits (i.e., net of joint venture partners’ ownership), including equity method investments, and presented net of discounts and any direct transaction costs such as dispensing fees, third-party royalties and transaction costs as applicable.

Liquidity
As of September 30, 2025, our liquidity was $183.8 million, consisting of $138.4 million of unused capacity under our $450.0 million senior secured credit facility, $15.5 million of unused capacity under the associated revolver, and $29.9 million of cash and cash equivalents.
We expect that our available cash together with our other assets, expected cash flows from operations, and access to expected sources of capital will be sufficient to meet our existing commitments for a period of at least twelve months from the date of this report.
Capital Expenditures
During the nine months ended September 30, 2025, OPAL Fuels invested $60.9 million across RNG projects in construction and OPAL Fuels owned fueling stations in construction as compared to $72.8 million in the prior year.
In addition, for the nine months ended September 30, 2025, the Company's portion of capital expenditures in unconsolidated entities was $17.9 million. This represents our share of capital expenditures incurred by equity method investments.
Earnings Call
A webcast to review OPAL Fuels’ Third Quarter 2025 results is being held tomorrow, November 7, 2025 at 11:00AM EDT.
Materials to be discussed in the webcast will be available before the call on the Company's website.
Participants may access the call at https://edge.media-server.com/mmc/p/5s3pfnti. Investors can also listen to a webcast of the presentation on the Company’s Investor Relations website at https://investors.opalfuels.com/news-events/events-presentations.
_____________________

Glossary of terms
“D3” refers to cellulosic biofuel with a 60% GHG reduction requirement.
“GGE” refers to gasoline gallon equivalent. The conversion ratio is 1 MMBtu of natural gas equal to 7.74 GGE.
“LCFS” refers to Low Carbon Fuel Standard or similar types of federal and state programs.

“MMBtu” refers to million British thermal units.
“RECs” refers to renewable energy credits.

“Renewable Power” refers to electricity generated from renewable sources.
“RIN” refers to Renewable Identification Numbers.

“RNG” refers to renewable natural gas.
“VIEs” refers to variable interest entities.

About OPAL Fuels
OPAL Fuels (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity RNG and Renewable Power. OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to decarbonize industrial sectors. For additional information, and to learn more about OPAL Fuels and how it is leading the effort to capture North America’s naturally occurring methane and decarbonize the economy, please visit www.opalfuels.com.
# # #
Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or the Company's future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Forward-Looking Statements and Risk Factor Summary” in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.
Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Contact information
Investors
Todd Firestone
Vice President, Investor Relations and Corporate Development
(914) 705-4001
investors@opalfuels.com
Media
Harrison Feuer
Senior Director, Communications and Public Policy
(914) 721-3723
hfeuer@opalfuels.com

OPAL FUELS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	September 30, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents (includes $119 and $358 at September 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	$29,928	$24,310
Accounts receivable, net of allowances of $2,454 and $—, respectively (includes $17 and $435 at September 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	31,113	32,013
Accounts receivable, related party	21,691	14,522
Restricted cash - current (includes $906 and $972 at September 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	1,077	972
Fuel tax credits receivable	3,264	5,639
Contract assets	12,646	11,075
Parts inventory	12,082	10,294
Prepaid expense and other current assets (includes $1,100 and $144 at September 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	10,984	18,363
Total current assets	122,785	117,188
Property, plant, and equipment, net (includes $30,931 and $25,428 at September 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	484,351	458,258
Investment in other entities	227,545	223,594
Other long-term assets	24,182	23,483
Restricted cash - non-current (includes $2,633 and $2,315 at September 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	3,278	3,946
Goodwill	54,608	54,608
Total assets	916,749	881,077
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable (includes $178 and $22 at September 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	15,281	16,419
Accounts payable, related party (includes $83 and $426 at September 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	7,425	7,932
Fuel tax credits payable	3,069	4,422
Accrued payroll (includes $39 and $45 at September 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	8,611	9,580
Accrued and payable capital expenditures	10,014	23,238
Accrued environmental credit rebates	4,593	5,391
Accrued expenses and other current liabilities (includes $1,148 and $974 at September 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	14,880	14,717
Contract liabilities	8,378	9,276
OPAL Term Loan - current portion	9,349	10,865
Sunoma Loan - current portion (includes $1,861 and $1,756 at September 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	1,861	1,756
Total current liabilities	83,461	103,596
OPAL Term Loan, net of debt issuance costs	313,324	266,630
Sunoma Loan, net of debt issuance costs (includes $17,071 and $18,373 at September 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	17,071	18,373
Operating lease liabilities - non-current portion	11,940	12,155

Other long-term liabilities (includes $1,307 and $2,495 at September 30, 2025 and December 31, 2024, respectively, related to consolidated VIEs)	8,157	15,291
Total liabilities	433,953	416,045
Commitments and contingencies Note 12
Redeemable preferred non-controlling interests	130,000	130,000
Redeemable non-controlling interests	342,528	482,863
Stockholders' equity (deficit)
Class A common stock, $0.0001 par value, 340,000,000 shares authorized as of September 30, 2025 and December 31, 2024; shares issued: 30,631,960 and 30,065,260 at September 30, 2025 and December 31, 2024, respectively; shares outstanding: 28,996,177 and 28,429,477 at September 30, 2025 and December 31, 2024, respectively	3	3
Class B common stock, $0.0001 par value, 160,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 121,500,000 issued and outstanding as of September 30, 2025 and 71,500,000 issued and outstanding as of December 31, 2024	12	7
Class C common stock, $0.0001 par value, 160,000,000 shares authorized as of September 30, 2025 and December 31, 2024; none issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Class D common stock, $0.0001 par value, 160,000,000 shares authorized as of September 30, 2025 and December 31, 2024; 22,899,037 shares issued and outstanding at September 30, 2025 and 72,899,037 issued and outstanding as of December 31, 2024	2	7
Retained earnings (accumulated deficit)	19,089	(137,004)
Accumulated other comprehensive (loss) income	(12)	152
Class A common stock in treasury, at cost; 1,635,783 at September 30, 2025 and December 31, 2024	(11,614)	(11,614)
Total Stockholders' equity (deficit) attributable to the Company	7,480	(148,449)
Non-redeemable non-controlling interests	2,788	618
Total Stockholders' equity (deficit)	10,268	(147,831)
Total liabilities, Redeemable preferred non-controlling interests, Redeemable non-controlling interests and Stockholders' equity (deficit)	$916,749	$881,077

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
RNG Fuel (includes revenues from related parties of $17,950 and $22,798 for the three months ended September 30, 2025 and 2024, respectively; $55,929 and $54,174 for the nine months ended September 30, 2025 and 2024, respectively)	$22,921	$25,864	$75,650	$63,036
Fuel Station Services (includes revenues from related parties of $11,492 and $12,526 for the three months ended September 30, 2025 and 2024, respectively; $40,921 and $34,234 for the nine months ended September 30, 2025 and 2024, respectively)	51,722	45,395	149,426	121,794
Renewable Power (includes revenues from related parties of $2,022 and $1,799 for the three months ended September 30, 2025 and 2024, respectively; $4,676 and $5,129 for the nine months ended September 30, 2025 and 2024, respectively)	8,714	12,788	24,144	35,119
Total revenues	83,357	84,047	249,220	219,949
Operating expenses:
Cost of sales - RNG Fuel	11,774	9,985	35,341	26,644
Cost of sales - Fuel Station Services	40,230	33,609	118,683	94,882
Cost of sales - Renewable Power	5,917	7,774	19,578	25,931
Project development and startup costs	2,543	6,803	12,101	10,523
Selling, general, and administrative	14,376	12,692	47,803	39,552
Depreciation, amortization, and accretion	5,566	4,697	16,772	12,677
Income from equity method investments	(637)	(3,822)	(1,877)	(11,828)
Total operating expenses	79,769	71,738	248,401	198,381
Operating income	3,588	12,309	819	21,568
Other (expense) income:
Interest and financing expense, net	(6,898)	(5,026)	(19,330)	(13,976)
Change in fair value of derivative instruments, net	—	278	281	1,457
Other income	129	640	2,169	1,737
Total other expenses	(6,769)	(4,108)	(16,880)	(10,782)
(Loss) income before income tax benefit	(3,181)	8,201	(16,061)	10,786
Income tax benefit	14,567	8,906	36,290	8,906
Net income	11,386	17,107	20,229	19,692
Net income attributable to redeemable non-controlling interests	7,226	11,998	10,034	9,618
Net income attributable to non-redeemable non-controlling interests	93	130	329	328
Dividends on redeemable preferred non-controlling interests	2,617	2,617	7,851	7,853
Net income attributable to Class A common stockholders	$1,450	$2,362	$2,015	$1,893
Weighted average shares outstanding of Class A common stock:
Basic	28,279,527	27,709,203	28,090,014	27,585,620
Diluted	29,592,822	27,743,417	29,013,705	27,644,164
Per share amounts:
Basic	$0.05	$0.09	$0.07	$0.07
Diluted	$0.05	$0.09	$0.07	$0.07

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$20,229	$19,692
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and accretion	16,772	12,677
Stock-based compensation	4,858	4,312
Allowance for accounts receivable	2,454	—
Income from equity method investments	(1,877)	(11,828)
Distributions from return on investment in equity method investments	8,059	13,661
Gain on nonmonetary asset	(1,100)	—
Gain on lease termination	(600)	—
Reduction of carrying amount of operating lease right-of-use assets	575	555
Write-offs of capitalized costs	299	—
Amortization of deferred financing costs	1,524	1,310
Paid-in-kind interest income	(156)	(207)
Change in fair value of commodity swaps	(921)	494
Gain on note receivable	(815)	(11)
Unrealized gain on derivative financial instruments	(281)	(1,457)
Changes in operating assets and liabilities
Accounts receivable	(3,536)	(11,986)
Accounts receivable, related party	(7,169)	3,563
Fuel tax credits receivable	2,375	(620)
Contract assets	(1,571)	(2,858)
Parts inventory	(1,788)	(300)
Prepaid expense and other current and long-term assets	8,593	(3,751)
Accounts payable	(1,138)	(775)
Accounts payable, related party	(507)	1,356
Fuel tax credits payable	(1,353)	(34)
Accrued payroll	(969)	(1,053)
Accrued expenses and other current and non-current liabilities	(468)	9,859
Operating lease liabilities - current and non-current	(574)	(517)
Contract liabilities	(898)	(165)
Net cash provided by operating activities	40,017	31,917
Cash flows from investing activities:
Purchase of property, plant, and equipment	(60,890)	(72,805)
Payment for short-term investments	—	(791)
Distributions from return of investment in equity method investment	6,236	1,756
Cash paid to equity method investments	(16,656)	(13,956)
Cash received from (paid for) note receivable	1,377	(750)
Net cash used in investing activities	(69,933)	(86,546)
Cash flows from financing activities:
Proceeds from OPAL Term Loan and Revolving loan	60,000	45,000
Financing costs paid to other third parties	(1,250)	(629)
Repayment of OPAL Revolving Loan	(15,000)	—
Repayment of Sunoma Loan	(1,295)	(1,193)
Repayment of principal portion of finance lease liabilities	(1,144)	(43)
Payment of preferred dividends	(7,852)	(10,469)

Distribution to non-redeemable non-controlling interest	(150)	(628)
Capital contribution from non-redeemable non-controlling interests	1,991	—
Proceeds from issuance of shares of Class A common stock under the ATM program, net	58	170
Cash paid for taxes related to net share settlement of equity awards	(387)	(627)
Net cash provided by financing activities	34,971	31,581
Net increase (decrease) in cash, restricted cash, and cash equivalents	5,055	(23,048)
Cash, restricted cash, and cash equivalents, beginning of period	29,228	47,242
Cash, restricted cash, and cash equivalents, end of period	$34,283	$24,194

Non-GAAP Financial Measures (Unaudited)
This release includes various financial measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. We believe these measures provide important supplemental information to investors to use in evaluating ongoing operating results. We use these measures, together with accounting principles generally accepted in the United States ("GAAP" or "U.S. GAAP"), for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations, that when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide, give a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.
Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company's GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company's management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. These Non-GAAP financial measures are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or any other GAAP measure as indicators of operating performance. Moreover, because not all companies use identical measures and calculations, the Company's presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.
Adjusted EBITDA
To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses a non-GAAP financial measure that it calls adjusted EBITDA ("Adjusted EBITDA"). This non-GAAP financial measure adjusts net income for interest and financing expense, net, net income attributable to non-redeemable non-controlling interests, depreciation, amortization and accretion, adjustments to reflect Adjusted EBITDA from equity method investments, fair value changes and non-recurring charges, Stock-based compensation, major maintenance on Renewable Power, RNG development costs, and ITC proceeds, net.
Management believes this non-GAAP financial measure provides meaningful supplemental information about the Company's performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company's operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company's core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company's business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company's management believes are indicative of the Company's core operating performance.

The following table presents the reconciliation of our net income to Adjusted EBITDA:
Reconciliation of GAAP Net Income to Adjusted EBITDA
For the Three and Nine Months Ended September 30, 2025 and 2024
(In thousands of dollars)

	Three Months Ended September 30, 2025					Nine Months Ended September 30, 2025
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$13,876	$9,848	$1,854	$(14,192)	$11,386	$38,272	$26,849	$1,815	$(46,707)	$20,229

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	6,929	(11)	(20)	—	6,898	19,333	45	(48)	—	19,330
Net income attributable to non-redeemable non-controlling interests	(93)	—	—	—	(93)	(329)	—	—	—	(329)
Depreciation, amortization and accretion	3,030	1,573	962	—	5,565	8,984	4,924	2,863	—	16,771
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	4,899	—	—	—	4,899	13,156	—	—	—	13,156
Fair value changes and non-recurring charges (3)	1,210	(7)	—	361	1,564	880	2,007	—	558	3,445
Stock-based compensation	—	—	—	902	902	—	—	—	4,858	4,858
RNG development costs (4)	1,672	—	—	—	1,672	9,531	—	—	—	9,531
Major maintenance for Renewable Power	—	—	1,230	—	1,230	—	—	5,327	—	5,327
ITC proceeds, net	(14,567)	—	—	—	(14,567)	(36,290)	—	—	—	(36,290)
Adjusted EBITDA	$16,956	$11,403	$4,026	$(12,929)	$19,456	$53,537	$33,825	$9,957	$(41,291)	$56,028

	Three Months Ended September 30, 2024					Nine Months Ended September 30, 2024
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$14,764	$10,262	$4,393	$(12,312)	$17,107	$27,521	$23,053	$6,608	$(37,490)	$19,692

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	5,093	95	(26)	(135)	5,027	14,427	119	(111)	(458)	13,977
Net income attributable to non-redeemable non-controlling interests	(130)	—	—	—	(130)	(328)	—	—	—	(328)
Depreciation, amortization and accretion	2,124	1,575	998	—	4,697	5,482	4,184	3,011	—	12,677
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	3,721	—	—	—	3,721	8,883	—	—	—	8,883
Fair value changes and non-recurring charges (3)	—	34	170	496	700	—	254	894	(225)	923
Stock-based compensation	—	—	—	1,457	1,457	—	—	—	4,312	4,312
RNG development costs (4)	5,733	—	—	—	5,733	9,107	—	—	—	9,107
Major maintenance for Renewable Power	—	—	1,439	—	1,439	—	—	6,812	—	6,812
ITC proceeds, net	(8,648)	—	—	—	(8,648)	(8,648)	—	—	—	(8,648)
Adjusted EBITDA	$22,657	$11,966	$6,974	$(10,494)	$31,103	$56,444	$27,610	$17,214	$(33,861)	$67,407
(1) Net income (loss) by segment is included in our quarterly report on Form 10-Q.
(2) Includes interest, depreciation, amortization and accretion and RNG development costs incurred on equity method investments.
(3) Includes changes in the fair value of earnout liabilities, and note receivable. Also includes ITC costs and one-time, non-recurring charges, such as: (i) certain development-related expenses for RNG facilities—specifically lease and legal costs incurred during the construction phase that were not eligible for capitalization under GAAP (2024); and (ii) contract restructuring costs associated with an existing customer exit agreement (2025).
(4) Includes virtual pipeline costs on our Prince William and Polk facilities. These are temporary additional transportation costs incurred until a permanent pipeline solution is completed. Also includes RNG development costs which are lease costs related to Central Valley litigation.